                  Amendment #1 to Exhibit 10.3
Fractional CHRO Engagement Agreement

This AMENDMENT #1 (the “Amendment”) to that certain FRACTIONAL CHRO ENGAGEMENT AGREEMENT dated as of August 6, 2024 is entered into between ourCHRO, LLC and The Cannabist Company Holdings Inc. (the “Agreement”) is effective as of April 29, 2025 (the “Amendment Effective Date”).

The following amendments are made to the Agreement:
Section     (1) shall be amended to read as follows:

(1)     SERVICES – Under this Agreement, we will provide to you the consulting services set forth in Exhibit A (the “Services”). As of the May 1, 2025, we will also provide to you the consulting services set forth in Exhibit B (the “Additional Services”). All Services and Additional Services will be performed in a professional manner consistent with the level of care, skill, practice, and judgment exercised by other senior HR professionals performing services of a similar nature under similar circumstances by personnel with requisite skills, needed to carry out such work. The Services and Additional Services shall materially conform to any mutually agreed upon specifications or descriptions of Services or Additional Services, as applicable.

Section     (2.1) shall be amended to add the following sentence:

Beginning on the Amendment Effective Date, for so long as ourCHRO is providing the Additional Services, Cannabist will pay ourCHRO an additional Three Thousand Dollars ($3,000) per month within the first fifteen (15) days of each month during the Term (each a “Monthly Additional Fee”).

Section (4.2) shall be amended to add the following paragraph:

Through this Amendment, Cannabist provides notice of termination of the Agreement, as amended, effective April 30, 2026 (the “Termination Date”). ourCHRO acknowledges receipt of the notice of termination. For the avoidance of doubt, this termination is without immediate effect. Cannabist’s present intention is to fully utilize the Services, as defined, and contracted for, in the Agreement, from the Amendment Effective Date to the Termination Date.

The following new Section (4.3) shall be added:

(4.3)     TERMINATION OF THE ADDITIONAL SERVICES – Cannabist may terminate ourCHRO’s provision of the Additional Services at any time and for any reason, provided that written notice is sent at least thirty (30) days prior to the effective date of termination.

The following Exhibit B shall be added the Agreement:

Exhibit B
Description of Services

The Additional Services to be provided under this Agreement are as follows:

•An average of fourteen (14) hours per month of equity compensation program management and/or other compensation consulting services. Such Services may be performed by Sherry Gingerich, or another qualified agent of ourCHRO.

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                  Amendment #1 to Exhibit 10.3
Fractional CHRO Engagement Agreement

GENERAL – All other provisions of the Agreement will remain in full effect through the end of the newly extended Term.

DEFINITIONS – Any defined terms not specifically defined in this Amendment will have the meanings ascribed to them in the Agreement.

GOVERNNING LAW – This Amendment will be governed by the laws of the State of Florida. In the event of any dispute or controversy between the parties with respect to the matters contemplated in the Amendment, the parties consent to the sole and exclusive jurisdiction of the state and federal courts sitting in the State of Florida and waive any defense to the jurisdiction thereof based on lack of jurisdiction, improper venue, forum non conveniens, or otherwise.

SUCESSORS AND ASSIGNS – This Amendment will be binding on and inure to the benefit of the successors and assigns of the respective parties, including (without limitation) any successor organization to your company.

ENTIRE AGREEMENT – This Amendment and the Agreement (together the “Agreement Documents”) contain the entire understanding of the parties with respect to the subject matter contained in the Agreement Documents. All express or implied representations, agreements and understandings with respect to the subject matter of the Agreement Documents, either oral or written, previously made are expressly superseded by the Agreement Documents.

The parties have executed this Amendment as of the Amendment Effective Date.

ourCHRO, LLC By: Name: Bryan L. Olson Title: Founder & Managing Partner	THE CANNABIST COMPANY HOLDINGS INC. By: Name: David Hart Title: Chief Executive Officer

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